AMPAL-AMERICAN ISRAEL CORPORATION


                                       and


                                 CHEMICAL BANK,

                                as Warrant Agent


                               __________________


            Warrants to Purchase              Shares of Class A Stock
                                 ------------


                               __________________













                                WARRANT AGREEMENT

                          Dated as of
                                      -----------------

     THIS WARRANT AGREEMENT, dated as of                 , 1994, is made by and
                                         ----------------
between AMPAL-AMERICAN ISRAEL CORPORATION, a New York corporation (the "Company"), and CHEMICAL BANK, as Warrant Agent (or any successor thereto) (the "Warrant Agent").

     The Company proposes to issue up to          Warrants, as hereinafter
                                         --------
described (each a Warrant and, together, the "Warrants"), each to purchase one share of its Class A Stock, par value $1.00 per share (the "Class A Stock") (the shares of Class A Stock issuable upon exercise of the Warrants being referred to herein as the "Warrant Shares"), in connection with the public offerings of up
to             units (which include the Additional Units, as defined below) (the
   -----------
"Units") each consisting of one share of Class A Stock (each a "Unit Share" and, together, the "Unit Shares") and one Warrant. A portion of the Units are being sold in a public offering in the United States underwritten on a firm commitment basis by Lehman Brothers, Inc., Oppenheimer & Co., Inc. and Furman Selz Incorporated as representatives (the "Representatives") of the U.S. Underwriters in accordance with the terms of an underwriting agreement (the "United States Underwriting Agreement") that relates to the offering of a portion of the Units in the United States. The remaining portion of the Units are being sold in a public offering outside of the United States underwritten on a firm commitment basis by Lehman Brothers International, Oppenheimer International Ltd., Furman Selz Incorporated and Poalim Capital Markets and Investments Ltd. as Lead Managers of the International Managers (the "International Managers" and together with the Representatives, the "Underwriters") in accordance with the terms of an underwriting agreement (the "International Underwriting Agreement" and together with the U.S. Underwriting Agreement, the "Underwriting Agreements") that relate to the offering of a portion of the Units outside of
the United States.  Under the Underwriting Agreements,       Units (the "Firm
                                                       -----
Units") are required to be purchased by the Underwriters if any are purchased,
and, in accordance with the Underwriting Agreements, up to        Units (the
                                                           ------
"Additional Units") may be purchased by the Underwriters.

     The Company wishes the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance, division, transfer, exchange and exercise of Warrants and, during the period prior to the Separation Date, as hereinafter defined, as transfer agent and registrar for the Units.

     In consideration of the foregoing and for the purpose of defining the terms and provisions of the Warrants and the respective rights and obligations thereunder of the Company and the registered owners of the Warrants (the "Holders"), and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confirmed, the Company and the Warrant Agent agree as follows:

     Section 1. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions set forth in this Agreement, and the Warrant Agent hereby accepts such appointment.

     Section 2.          Transferability and Form of Warrant.

                2.1  Registration.  The Warrants shall be numbered and shall be
                     ------------
registered in a Warrant register maintained by the Warrant Agent as they are issued. The Company and the Warrant Agent shall be entitled to treat a Holder as the owner in fact for all purposes of each Warrant registered in such Holder's name and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person, and shall not be liable for any registration of transfer of Warrants that are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration of transfer, or with such knowledge of such facts that its participation therein amounts to bad faith.

                2.2  Transfer.  The Unit Shares and Warrants included in the
                     --------
Units will not be separately transferable prior to             , 1994 or such
                                                   ------------
earlier date as may be determined by the Representatives and International Managers (the "Separation Date"). Prior to the Separation Date, the certificates representing the Warrants will also represent the Unit Shares. On or after the Separation Date, the Unit Shares and the Warrants will only be separately transferable and will not be transferable as Units. On its face, the certificate for the Warrants shall be legended to make it a certificate for Units through the Separation Date. Thereafter, the certificate for Warrants shall represent only Warrants. Certificates evidencing the Unit Shares will be issued to the Holders of the Units on the Separation Date or as soon as practicable after the Separation Date.

                The Warrants shall be transferable only on the books of the Company maintained at the principal office of the Warrant Agent at 450 West 33rd Street, New York, New York 10001, upon delivery thereof duly endorsed by the Holder or by his duly authorized attorney or representative, which endorsement shall be guaranteed by a bank or trust company located in the United States or by a broker or dealer that is a member of a national securities exchange, or accompanied by proper evidence of succession, assignment or authority to transfer. In all cases of transfer by an attorney, the original power of attorney, duly approved, or an official copy thereof, duly certified, shall be deposited and remain with the Warrant Agent. In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be deposited and remain with the Warrant Agent in its discretion. Upon any registration of transfer, the Warrant Agent shall countersign and deliver a new Warrant or Warrants to the persons entitled thereto.

                2.3  Form of Warrant.  The text of the Warrant and of the Form
                     ---------------
of Election to Purchase Warrant Shares shall be substantially as set forth in Exhibit A attached hereto. The price per Warrant Share and the number of Warrant Shares issuable upon exercise of each Warrant are subject to adjustment upon the occurrence of certain events, all as hereinafter provided. The Warrants shall be executed on behalf of the Company by its President or its Vice President-Finance, under its corporate seal produced thereon attested by its Secretary. The signature of any of such officers on the Warrants may be manual or facsimile.

                Warrants bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any one of them shall have ceased to hold such offices prior to the delivery of such Warrants or did not hold such offices on the date of this Agreement.

                Warrants shall be dated as of the date of counter-signature thereof by the Warrant Agent either upon initial issuance or upon division, exchange, substitution or transfer.

     Section 3.      Deposit of Class A Stock.

                3.1  Depositary.  Prior to the Separation Date, the Warrant
                     ----------
Agent hereby agrees to act as depositary for the Unit Shares.

                3.2  Form of Certificate.  Upon receipt of instructions from the
                     -------------------
Underwriters, the Company, on the First Closing Date and the Option Closing Date (as such terms are defined in the Underwriting Agreements), if applicable, will deliver to the Warrant Agent certificates for such number of Warrants as are included in the Firm Units and in the Additional Units, in such denominations as are specified by the Representatives. The certificates delivered by the Company to the Warrant Agent shall be registered in the name of the Warrant Agent or its nominee, and shall be held by the Warrant Agent and its successors, in its capacity as depositary upon and subject to the terms of this Agreement, for the beneficial owners thereof, which will be the registered owners of the Firm Units and the Additional Units.

                3.3  Legend.  There shall be printed on the Warrants to be
                     ------
originally issued and upon all Warrants issued on transfers, exchanges or substitutions thereof, a legend in substantially the following form:

                Until         1994, or such earlier date as designated by the
                      -------
          Representative and International Managers as defined in the Warrant Agreement (the "Separation Date"), this certificate evidences Units, each consisting of one share of Class A Stock, $1.00 par value and one Warrant to purchase one share of Class A Stock, which may be combined, exchanged or transferred only as Units, and the shares of Class A Stock and Warrants comprising such Units may not be split up, combined, exchanged or transferred separately. Warrants may not be exercised until after the Separation Date. The holder of record of this certificate at the close of business on the Separation Date will be mailed a certificate evidencing such holder's ownership of shares of Class A Stock, and this certificate shall no longer represent Units but shall represent solely the number of Warrants set forth herein.

                3.4  Delivery.  Subject to the next succeeding paragraph, at the
                     --------
Separation Date, the Warrant Agent shall prepare a record list of the holders of Units and will submit such list to the transfer agent for the Class A Stock. As soon after the Separation Date as practicable, the Warrant Agent, in its capacity as depositary, shall mail to the holders of Units at the close of business on the Separation Date, at their addresses as shown on the Warrant register maintained by the Warrant Agent, the certificates for the Unit Shares to which such holders are entitled.

                If the Company with the consent of the Representatives and International Managers, determines, at least seventy-two hours prior to the First Closing Date, that the Unit Shares shall be separately transferable as of such First Closing Date (or, if practicable, if such determination shall be made less than seventy-two hours prior to such closing), in lieu of the actions specified in the immediately preceding paragraph, the Warrant Agent shall deliver the certificates for such Unit Shares at the closing (or as soon thereafter as practicable) and will prepare and submit a record list for the Units Shares to the transfer agent for the Class A Stock.

                3.5  Failure to Deliver Certificate.  If the Warrant Agent, in
                     ------------------------------
its capacity as depositary, shall be unable to make any delivery of a certificate for a Unit Share within one year after the Separation Date, then the Warrant Agent shall hold such certificate for the account of the person to whom such delivery was to be made. The Warrant Agent, upon the Company's request and at the Company's expense, shall produce and supply to the Company a list of all such undelivered certificates, the Holders of such certificates and the last known address of such Holders. The Company shall then cause to be published in a newspaper printed in the English language and of general circulation in New York City, New York, a notice prepared by the Company stating the names of the Holders contained in such list.

     Section 4. Countersignature of Warrants. The Warrants shall be countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. Warrants may be countersigned, however, by the Warrant Agent and may be delivered by the Warrant Agent, notwithstanding that the persons whose manual or facsimile signatures appear thereon as proper officers of the Company shall have ceased to be such officers at the time of such countersignature, issuance or delivery. The Warrant Agent shall, upon written instructions of the President, one of its Vice Presidents or the Secretary of the Company, countersign, issue and deliver the Warrants and shall countersign and deliver the Warrants as otherwise provided in this Agreement.

     Section 5. Exchange of Warrant Certificates. Each Warrant certificate may be exchanged at the option of the Holder thereof for another certificate or certificates entitling the Holder thereof to purchase a like aggregate number of Warrant Shares as the certificate or certificates surrendered then entitle such Holder to purchase. Any Holder desiring to exchange a Warrant certificate or certificates shall make such request in writing delivered to the Warrant Agent, and shall surrender, properly endorsed, which endorsement shall be guaranteed as provided in Section 2.2 hereof if the certificate or certificates are to be issued other than in the name of the Holder, the certificate or certificates to be so exchanged at the office of the Warrant Agent at 450 West 33rd Street, New York, New York 10001. Thereupon, the Warrant Agent shall countersign and deliver to the person entitled thereto a new Warrant certificate or certificates, as the case may be, as so requested.

     Section 6.      Term of Warrants; Exercise of Warrants.

                6.1  Term of Warrants.  Subject to the terms of this Agreement,
                     ----------------
each Holder shall have the right, which may be exercised at any time after the Separation Date until the earlier of five business days preceding their redemption date or their date of expiration, which shall be 5:00 p.m., New York City time, on ____________, 1999 ("Expiration Date"), to purchase from the Company the number of fully paid and nonassessable Warrant Shares that the Holder may at the time be entitled to purchase on exercise of such Warrants. After the Expiration Date, any previously unexercised Warrants shall be void and have no value. After the Redemption Date for a Warrant, such Warrant shall be void and have no value.

                6.2  Exercise of Warrants.  A Warrant may be exercised upon
                     --------------------
surrender to the Company at the office of the Warrant Agent at 450 West 33rd Street, New York, New York 10001, of the certificate or certificates evidencing the Warrants to be exercised, together with the form of election to purchase on the reverse thereof duly completed and signed, and upon payment to the Warrant Agent for the account of the Company of the Warrant Price (as defined in Section 10 hereof) for the number of Warrant Shares in respect of which such Warrants are then exercised.

                Payment of the aggregate Warrant Price shall be made in cash or by check.

                Subject to Section 7 hereof, upon such surrender of Warrants and payment of the Warrant Price as aforesaid, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate or certificates for the number of whole Warrant Shares so purchased upon the exercise of such Warrants, together with cash, as provided in Section 12 hereof, in respect of any fractional Warrant Shares otherwise issuable upon such surrender. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the Warrant Price, as aforesaid; provided, however, that if, at the date of surrender of such Warrants and payment of such Warrant Price, the transfer books for the Warrant Shares or other class of stock purchasable upon the exercise of such Warrants shall be closed, the certificates for the Warrant Shares in respect of which such Warrants are then exercised shall be issuable as of the date on which such books shall next be opened (whether before or after the Expiration Date) and until such date the Company shall be under no duty to deliver any certificate for such Warrant Shares; provided further, however, that the transfer books of record, unless otherwise required by law, shall not be closed. The rights of purchase represented by the Warrants shall be exercisable, at the election of the Holders thereof, either in full or from time to time in part and, in the event that a certificate evidencing Warrants is exercised in respect of less than all of the Warrant Shares purchasable on such exercise at any time prior to the date of expiration of the Warrants, a new certificate evidencing the remaining Warrant or Warrants will be issued, and the Warrant Agent is hereby irrevocably authorized to countersign and to deliver the required new Warrant certificate or certificates pursuant to the provisions of this Section and of Section 4 hereof and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrant certificates duly executed on behalf of the Company for such purpose.

     Section 7. Payment of Taxes. The Company will pay all documentary stamp taxes, if any, attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes that may be payable in respect of any transfer involved in the issue or delivery of any Warrants or certificates for Warrant Shares in a name other than that of the registered Holder of Warrants in respect of which such Warrant Shares are issued, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

     Section 8. Mutilated or Missing Warrants. In case any of the certificates evidencing the Warrants shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue, and the Warrant Agent shall countersign and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant certificate of like tenor and representing an equivalent right or interest; but only upon receipt of evidence satisfactory to the Company and the Warrant Agent, of such loss, theft or destruction of such Warrant and indemnity, if requested, also satisfactory to them. An applicant for such a substitute Warrant certificate shall also comply with such other reasonable requirements and pay such other reasonable charges as the Company or the Warrant Agent may prescribe.

     Section 9. Reservation of Warrant Shares; Purchase of Warrants; Redemption of Warrants.

                9.1  Reservation of Warrant Shares.  There have been reserved,
                     -----------------------------
and the Company shall at all times keep reserved, free from preemptive rights, out of its authorized Class A Stock, a number of shares of Class A Stock sufficient to provide for the exercise of the rights of purchase represented by the outstanding Warrants. The Warrant Agent, in its separate capacity as transfer agent for the Class A Stock, and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights to purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the transfer agent for the Class A Stock and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Warrant Agent in its capacity as transfer agent for the Class A Stock and any successor transfer agent for the Class A Stock are hereby irrevocably authorized to cause to be issued from time to time the stock certificates required to honor outstanding Warrants upon exercise thereof in accordance with the terms of this Agreement. The Company will supply such transfer agent with duly executed stock certificates for such purposes and will provide or otherwise make available any cash which may be payable as provided in Section 12 hereof. All Warrants surrendered in the exercise of the rights thereby evidenced shall be canceled by the Warrant Agent and shall thereafter be delivered to the Company. Promptly after the date of expiration of the Warrants, the Warrant Agent shall certify to the Company the aggregate number of Warrants then outstanding, and thereafter no shares of Class A Stock shall be subject to reservation in respect of such Warrants.

                The Company covenants that all shares issued upon exercise of the Warrants, will, upon issuance in accordance with the terms of this Agreement, be fully paid and nonassessable and free from all taxes, liens, charges and security interests created by the Company with respect to the issuance thereof.

                The Company from time to time will use its best efforts (a) to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and to make securities acts filings under federal and state laws, which may be or become requisite in connection with the issuance, sale, transfer and delivery of the Warrant certificates, the exercise or conversion of the Warrants and the issuance, sale, transfer and delivery of the shares of Class A Stock issued upon exercise of the Warrants, and (b) after separation, to have the Warrants listed on the principal securities exchanges on which the Class A Stock is then listed.

                9.2  Purchase of Warrants by the Company.  The Company shall
                     -----------------------------------
have the right, except as limited by law, by other agreements or herein, to purchase or otherwise acquire Warrants at such times, in such manner and for such consideration as it may deem appropriate.

                9.3  Right of Company to Call Warrants. The Warrants are not
                     ---------------------------------
redeemable by the Company until two years after their date of issuance. On or after such date, the Warrants are redeemable by the Company, from time to time and at any time in whole or in part, without any payment. If less than all of the Warrants are to be redeemed, the Warrant Agent shall select the Warrants to be redeemed by lot or pro rata.

                9.4  Notice of Call of Warrants by the Company.   Notice of the
                     -----------------------------------------
redemption shall be mailed on a date at least 30 days prior to the date scheduled for such redemption (the "Redemption Date") and shall be given to the Warrant Agent and the Holders in accordance with the provisions of Section 19 hereof. The notice of redemption also shall be given at the time of the mailing of notice to the Holders pursuant to this Section, by publishing, at least once in one or more newspapers printed in the English language and in general circulation in New York City, New York. Such notice shall state the date, place and price of such repurchase.

                9.5  Cancellation of Warrants.  In the event the Company shall
                     ------------------------
purchase, redeem or otherwise acquire Warrants, the same shall thereupon be delivered to the Warrant Agent and be canceled by the Warrant Agent and retired. The Warrant Agent shall cancel any Warrant surrendered for exchange, substitution, transfer or exercise in whole or in part.

     Section 10.     Warrant Price.     The price per share at which Warrant
Shares shall be purchasable upon exercise of Warrants (the "Warrant Price")
shall be $    .
          ----

     Section 11. Certain Rights and Adjustment of Number and Kind of Warrant Shares.

                11.1          Certain Rights.  In case the Company shall issue
                              --------------
rights, options or warrants to all holders of its outstanding Class A Stock, without payment of additional consideration by such holders, entitling them to subscribe for or purchase shares of Class A Stock at a price per share that is lower than the current market price per share of Class A Stock (as defined in Section 12) at the record date established by the Company in connection with the issuance of such rights, options or warrants, each holder of a Warrant at such record date shall be entitled to receive such rights, options or warrants as if, and to the extent, it was at such record date the holder of the number of shares of Class A Stock then underlying its Warrant; provided, however, that any such rights, options or warrants issued pursuant to this Section 11.1 shall terminate and no longer be exercisable if not exercised prior to the earliest of (i) the scheduled expiration of such right, option or warrant, (ii) the Expiration Date, and (iii) the Redemption Date of the Warrant with respect to which such rights, options or warrants were issued.

                11.2            Adjustments.  The number and kind of securities
                                -----------
or other property purchasable upon the exercise of each Warrant shall be subject to adjustment from time to time upon the happening of the following events:

          (a) If the Company shall distribute to all holders of its shares of Class A Stock evidence of its indebtedness or assets (excluding (i) cash dividends or distributions payable out of consolidated earnings or earned surplus, (ii) rights, options or warrants or convertible or exchangeable securities representing the right to subscribe for or purchase shares of Class A Stock and (iii) any other dividend or distribution of securities covered by subsection (b) below), then in each case the number of shares of Class A Stock thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of shares of Class A Stock theretofore purchasable upon the exercise of each Warrant, by a fraction, of which the numerator shall be (i) the then current market price per share of Class A Stock (as defined in Section
12) on the date of such distribution, and of which the denominator shall be (ii) the then current market price per share of Class A Stock (as defined in Section
12) on the date of such distribution, less the then fair value (as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive and shall be evidenced by a resolution filed with the Warrant Agent) of the portion of the assets or evidences of indebtedness so distributed. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date established by the Company for the determination of stockholders entitled to receive such distribution.

          (b) In case the Company shall (1) pay a dividend in, or make a distribution of, shares of Class A Stock or of securities convertible into or exchangeable (without payment of any additional consideration) for, Class A Stock on its outstanding Class A Stock (other than a dividend or distribution covered by Section 11.2 (a)), (2) subdivide its outstanding shares of Class A Stock into a greater number of such shares or (3) combine its outstanding shares of Class A Stock into a smaller number of such shares, the total number of shares of Class A Stock and the number of shares of securities convertible into Class A Stock purchasable upon the exercise of each Warrant outstanding immediately prior thereto shall be adjusted so that the holder of any Warrant thereafter surrendered for exercise shall be entitled to receive at the same aggregate Warrant Price the number of shares of Class A Stock and the number of shares of securities convertible into Class A Stock which such holder would have owned or have been entitled to receive immediately following the happening of any of the events described above had such Warrant been exercised in full immediately prior to the happening of such event. Any adjustment made pursuant to this Section 11.2(b) shall, in the case of a stock dividend or distribution, become effective as of the record date therefor and, in the case of a subdivision or combination, be made as of the effective date thereof. If, as a result of an adjustment made pursuant to this Section 11.2(b), the holder of any Warrant thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of securities of the Company, the Board of Directors of the Company (whose determination shall be conclusive and shall be evidenced by a Board resolution filed with the Warrant Agent) shall determine the allocation of the adjusted Warrant Price between or among shares of such classes of securities

          (c) In the event of a capital reorganization or a reclassification of the Class A Stock (except as provided in Sections 11.2 (b) and (d)), any holder of Warrants, upon exercise thereof, shall be entitled to receive, in lieu of the Class A Stock to which he would have become entitled upon exercise immediately prior to such reorganization or reclassification, the shares (of any class or classes) or other securities or property of the Company (or cash) that he would have been entitled to receive at the same aggregate Warrant Price upon such reorganization or reclassification if his Warrants had been exercised immediately prior thereto; and in any such case, appropriate provision (as determined by the Board of Directors of the Company, whose determination shall be conclusive and shall be evidenced by a Board resolution filed with the Warrant Agent) shall be made for the application of this Section 11.2(c) with respect to the rights and interests thereafter of the holders of Warrants (including, but not limited to, the allocation of the Warrant Price between or among the classes of capital stock), to the end that this Section 11.2(c) (including the adjustments of the number of shares of Class A Stock or other securities purchasable) shall thereafter be reflected, as nearly as reasonably practicable, in all subsequent exercises of the Warrants for any shares or securities or other property (or cash) thereafter deliverable upon the exercise of the Warrants.

          (d) In case of any consolidation of the Company with, or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Class A Stock), or in case of any sale or conveyance of all or substantially all of the assets of the Company, the corporation formed by such consolidation or merger or the party which shall have acquired such assets, as the case may be, shall execute and deliver to the Warrant Agent a supplemental warrant agreement providing that the holder of each Warrant then outstanding shall have the right thereafter (until the expiration of such Warrant) to receive, upon exercise of such Warrant, solely the kind and amount of shares of stock and other securities and property (or cash) receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Class A Stock of the Company for which such Warrant might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such supplemental warrant agreement shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this Section. The above provision of this Section 11.2(d) shall similarly apply to successive consolidations, mergers, sales or transfers.

          (e) No adjustment in the number of shares of Class A Stock purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of shares of Class A Stock purchasable upon the exercise of each Warrant; provided, however, that any adjustments which by reason of this Section 11.2(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest cent and to the nearest one-hundredth of a share, as the case may be.

          (f) Whenever the number of shares of Class A Stock or other securities purchasable upon exercise of a Warrant is adjusted as provided in this Section 11.2, the Company will promptly file with the Warrant Agent a certificate signed by the President or Vice President of the Company and by the Treasurer or Secretary of the Company setting forth the number and kind of shares purchasable, as so adjusted, stating that such adjustments in the number or kind of shares or other securities conform to the requirements of this
Section 11.2 and setting forth a brief statement of the facts accounting for such adjustments. For the purposes of the Warrant Agent, such certificates shall be conclusive evidence of the correctness of such adjustments. Promptly after filing such certificate with the Warrant Agent, the Company, or the Warrant Agent at the Company's request, will deliver, by first-class, postage prepaid mail, a brief summary thereof (to be supplied by the Company) to the registered holders of the outstanding Warrants; provided, however, that failure
                                                --------  -------
to file or to give any notice required under this Section 11.2 (f), or any defect therein, shall not affect the legality or validity of any such adjustments under this Section 11.2; provided further, that, where appropriate,
                                     ----------------
such notice may be given in advance and included as part of the notice required to be given pursuant to Section 13 hereof.

          The Warrant Agent shall not be under any responsibility to determine the correctness of any provision contained in any such supplemental warrant agreement relating to either the kind or amount of shares of stock or securities or property (or cash) purchasable by holders of Warrants upon the exercise of their Warrants after any such consolidation, merger, sale or transfer or of any adjustment to be made with respect thereto, but subject to the provisions of
Section 16 hereof, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, a certificate of a firm of independent public accountants with respect thereto.

          (g) Irrespective of any adjustments in the number or kind of shares issuable upon exercise of Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the similar Warrants initially issuable pursuant to this Warrant Agreement.

          (h) The Company may retain a firm of independent public accountants of recognized standing, which may be the firm regularly retained by the Company, selected by the Board of Directors of the Company or the Executive Committee of said Board to make any computation required under this Section 11.2 and a certificate signed by such firm shall, for purposes of the Warrant Agent, be conclusive evidence of the correctness of any computation made under this
Section 11.2.

          (i) For the purpose of Section 11, the term "Class A Stock" shall mean (i) the class of stock designated as Class A Stock in the Restated Certificate of Incorporation of the Company, as amended, at the date of this Agreement, or (ii) any other class of stock resulting from successive changes or reclassifications of such Class A Stock consisting solely of changes in par value, or from no par value to par value, or from par value to no par value. In the event that at any time as a result of an adjustment made pursuant to this
Section 11.2, the holder of any Warrant thereafter surrendered for exercise shall become entitled to receive any shares of capital stock of the Company other than shares of Class A Stock, thereafter the number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Class A Stock contained in this Section, and all other provisions of this Agreement, with respect to the Class A Stock, shall apply on like terms to any such other shares.

     Section 12. Fractional Interests. The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full Warrant Shares that shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 12, be issuable on the exercise of any Warrant (or specified portion thereof), the Company shall calculate and pay an amount in cash equal to the then current market price per Warrant Share multiplied by such fraction. For purposes of Sections 11 and 12, current market price per share of Class A Stock at any date shall be the average of the daily closing prices for 15 consecutive trading days commencing 20 trading days before the date of such computation. The closing price for each day shall be the daily closing prices of the Class A Stock as reported on the composite transactions tape for the principal exchanges on which the Class A Stock is listed or admitted to trading (the "Composite Tape"). The closing price for each day shall be the last sale price regular way or in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case as reported on the Composite Tape, or, if the Class A Stock is not reported on the Composite Tape, on the principal national securities exchange on which the Class A Stock is listed or admitted to trading, or if the Class A Stock is listed or admitted to trading on any national securities exchange, the average of the highest reported bid and lowest reported asked prices on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), or a similar service if NASDAQ is no longer reporting such information. If on any such date the Class A Stock is not quoted by any such service, the current or closing market price per share of Class A Stock on such date shall be determined by the Board of Directors of the Company on the basis of such quotations or other information as it in good faith considers appropriate or such other relevant evidence as may be appropriate under the circumstances, and such determination, if made in good faith, shall be binding upon all Holders.

     Section 13. No Rights as Stockholder; Notices to Holders. Nothing contained in this Agreement or in any of the Warrants shall be construed as conferring upon the Holders or their transferees the right to vote or to receive dividends or to consent or to receive notice as stockholders in respect of any meeting of stockholders for the election of directors of the Company or any other matter, or any rights whatsoever (except as expressly provided in Section 11.1) as stockholders of the Company. If, however, at any time prior to the expiration of the Warrants and prior to their exercise, any of the following events shall occur:

                     (a) the Company shall declare any dividend payable in any securities upon its shares of Class A Stock or make any distribution (other than a cash dividend) to the holders of its shares of Class A Stock; or

                     (b) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger, or sale of all or substantially all of its property, assets and business as an entirety) shall be proposed; or

                     (c) the Company shall issue rights, options or warrants to all holders of its outstanding Class A Stock, without payment of additional consideration by such holders of the type described in and covered by Section 11.1 then in any one or all of said events, the Company shall (a) give notice in writing of such event to the Warrant Agent and the Holders as provided in Section 19 hereof and (b) cause notice of such event to be published once in one or more newspapers printed in the English language and in general circulation in New York City, New York, such giving of notice and publication to be completed, at least 20 days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, or distribution rights, or for the determination of stockholders entitled to vote on such proposed dissolution, liquidation or winding up. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to publish or mail such notice or any defect therein or in the publication or mailing thereof shall not affect the validity of any action taken in connection with such dividend, distribution or subscription rights, or proposed dissolution, liquidation or winding up.

     Section 14. Disposition of Proceeds on Exercise of Warrants; Inspection of Warrant Agreement. The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay to the Company all immediately available funds received by the Warrant Agent for the purchase of the Warrant Shares through the exercise of such Warrants. The Warrant Agent shall, upon request of the Company from time to time, deliver to the Company such complete reports of registered ownership of the Warrants and such complete records or transactions with respect to the Warrants and the shares of Class A Stock as the Company may request. The Warrant Agent shall also make available to the Company for inspection by the Company's agents or employees from time to time as the Company may request, such original books of accounts and records maintained by the Warrant Agent in connection with the issuance and exercise of Warrants hereunder, such inspections to occur at the Warrant Agent's principal office in New York, New York, as specified in Section 2.2 during normal business hours.

                The Warrant Agent shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the Holders during normal business hours at its principal office in New York, New York. The Company shall supply the Warrant Agent from time to time with such numbers of copies of this Agreement as the Warrant Agent may request.

     Section 15. Merger or Consolidation or Change of Nameof Warrant Agent. Any corporation into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the corporate trust business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that, such corporation must be eligible for appointment as a successor Warrant Agent under the provisions of Section 17 hereof. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, any of the Warrants shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent and deliver such Warrants so countersigned, and in case at that time any of the Warrants shall not have been countersigned, any successor to the Warrant Agent shall countersign and deliver such Warrants; and in all such cases Warrants shall have the full force provided in the Warrants and in this Agreement.

                In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrants shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignatures under its prior name and deliver such Warrants so countersigned, and in case at that time any of the Warrants shall not have been countersigned, the Warrant Agent may countersign, such Warrants either in its prior name or in its changed name, and in all such cases such Warrants shall have the full force provided in the Warrants and in this Agreement.

     Section 16. Concerning the Warrant Agent. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the Holders, by their acceptance of Warrants, shall be bound.

                16.1          Correctness of Statements.  The statements
                              -------------------------
contained herein and in the Warrants shall be taken as statements of the Company and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrants except as herein otherwise provided.

                16.2          Breach of Covenants.  The Warrant Agent shall not
                              -------------------
be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrants to be complied with by the Company.

                16.3          Performance of Duties.  The Warrant Agent may
                              ---------------------
execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents (which shall not include its employees) and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                16.4          Reliance on Counsel.  The Warrant Agent may
                              -------------------
consult at any time with legal counsel satisfactory to it (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any Holder in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel provided that such counsel shall have been selected with due care.

                16.5          Proof of Actions Taken.  Whenever in the
                              ----------------------
performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed conclusively to be proved and established by a certificate signed by the President or the Vice President-Finance, of the Company and delivered to the Warrant Agent, and such certificate shall be full authorization to the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

                16.6          Compensation.  The Company agrees to pay the
                              ------------
Warrant Agent reasonable compensation as set forth in the attached fee schedule for all services rendered by the Warrant Agent in the performance of its duties under this Agreement, to reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the performance of its duties under this Agreement, and to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent in the performance of its duties under this Agreement except as a result of the Warrant Agent's negligence or bad faith.

                16.7          Legal Proceedings.  The Warrant Agent shall be
                              -----------------
under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more Holders shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses that may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity.
All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrants or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the Holders, as their respective rights or interests may appear.

                16.8          Other Transactions in Securities of Company.  The
                              -------------------------------------------
Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

                16.9          Liability of Warrant Agent.  The Warrant Agent
                              --------------------------
shall act hereunder solely as agent, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything that it may do or refrain from doing in connection with this Agreement except for its own negligence and bad faith. Anything in this Agreement to the contrary notwithstanding, in no event shall the Warrant Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Warrant Agent has been advised of the likelihood of such loss or damage and regardless of the cause of action.

                16.10         Reliance on Documents.  The Warrant Agent will not
                              ---------------------
incur any liability or responsibility to the Company or to any Holder for an action taken in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument reasonably believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

                16.11         Validity of Agreement.  The Warrant Agent shall
                              ---------------------
not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant (except its countersignature thereof), nor shall the Warrant Agent by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Warrant Shares (or other stock) to be issued pursuant to this Agreement or any Warrant, or as to whether any Warrant Shares (or other stock) will, when issued, be validly issued, fully paid and nonassessable, or as to the Warrant Price or the number or amount of Warrant Shares or other securities or other property issuable upon exercise of any Warrant.

                16.12         Instructions from Company.  The Warrant Agent is
                              --------------------------
hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the President or the Vice President-Finance, of the Company, and to apply to such officers for advice or instructions in connection with its duties, and shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer or officers.

     Section 17. Change of Warrant Agent. The Warrant Agent may resign and be discharged from its duties under this Agreement by giving to the Company 30 days' notice in writing. The Warrant Agent may be removed by like notice to the Warrant Agent from the Company. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent, or is notified in writing by any Holder (who shall with such notice submit his Warrant for inspection by the Company), then any Holder may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Pending the appointment of the successor warrant agent, the Company shall perform the duties of the Warrant Agent. Any successor warrant agent, whether appointed by the Company or such a court, shall be a bank or trust company, in good standing, incorporated under the laws of the United States of America or any state thereof and having at the time of its appointment as warrant agent a combined capital and surplus of at least $10,000,000. After appointment, the successor warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former Warrant Agent shall deliver and transfer to the successor warrant agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Failure to file any notice provided for in this Section 17, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor warrant agent, as the case may be. In the event of such resignation or removal, the successor warrant agent shall mail, first class, to each Holder, written notice of such removal or resignation and the name and address of such successor warrant agent.

     Section 18. Identity of Transfer Agent. Forthwith upon the appointment of any subsequent transfer agent for the Class A Stock, or any other shares of the Company's capital stock issuable upon the exercise of the Warrants, the Company will file with the Warrant Agent a statement setting forth the name and address of such subsequent transfer agent.

     Section 19. Notices. Any notice pursuant to this Agreement by the Company or by any Holder to the Warrant Agent, or by the Warrant Agent or by any Holder to the Company, shall be in writing and shall be mailed first class, postage prepaid, or delivered (a) to the Company, at 1177 Avenue of the Americas, New York, New York 10036, and (b) to the Warrant Agent, at 450 West 33rd Street, New York, New York 10001. Each party hereto may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice in writing to the other party.

                Any notice mailed pursuant to this Agreement by the Company or the Warrant Agent to the Holders shall be in writing and shall be mailed first class, postage prepaid, or delivered to such Holders at their respective addresses on the books of the Warrant Agent.

     Section 20. Supplements and Amendments. The Company and the Warrant Agent may from time to time supplement or amend this Agreement, without the approval of any Holder, in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein or to make any other provision in regard to matters or questions arising hereunder that the Company and the Warrant Agent may deem necessary or desirable and that shall not be inconsistent with the provisions of the Warrants and that shall not adversely affect the interests of the Holders.

     Section 21. Successor. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

     Section 22. Merger or Consolidation of the Company. The Company will not merge or consolidate with or into any other corporation unless the corporation resulting from such merger, or consolidation (if not the Company) shall expressly assume, by supplemental agreement satisfactory in form to the Warrant Agent and executed and delivered to the Warrant Agent, the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company.

     Section 23. Applicable Law. This Agreement and each Warrant issued hereunder shall be governed by and construed in accordance with the laws of New York, without giving effect to principles of conflict of laws.

     Section 24. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrant Agent and the Holders any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the Holders.

     Section 25. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     Section 26. Captions. The captions of the Sections and subsections of this Agreement have been inserted for convenience only and shall have no substantive effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first written above.

                             AMPAL-AMERICAN ISRAEL CORPORATION


                             By:
                                ---------------------------
                                  Name:   Lawrence Lefkowitz
                                  Title:  President


                             CHEMICAL BANK as Warrant Agent


                             By:
                                ------------------------------
                                  Name:
                                  Title:

                                   Exhibit A

                    Redeemable Class A Stock Purchase Warrant
                              For the Purchase of
          Shares of Class A Stock, Par Value of $1.00 Per Share, of

                                                          Warrant to Purchase
- ------------------                                         ------------------
| No.            |                                         |                 |
|                |                                         |                 |
- ------------------                                         ------------------
                                                                  Shares



                   AMPAL-AMERICAN ISRAEL CORPORATION


              (Incorporated under the law of the State of New York)


               VOID AFTER 5:00 P.M. NEW YORK CITY TIME ON ____________________


     This is to certify that, for value received,


, or registered assigns, is entitled, subject to the terms and conditions hereof and of the Warrant Agreement mentioned below, at any time on or after the date of this certificate, and prior to 5:00 p.m., New York City time, on ____, 1999, but not thereafter, to purchase the number of shares set forth above of the class A stock, par value of $1.00 per share, hereinafter called Class A Stock, of Ampal-American Israel Corporation, hereinafter called the Corporation, from the Corporation at the purchase price of $_____ per share ("Exercise Price") and to receive a certificate or certificates for the Class A Stock so purchased, upon presentation and surrender to Chemical Bank, the Warrant Agent, with the form of subscription completed and duly executed, and accompanied by payment of the purchase price of each share purchased and any applicable transfer tax, either in cash or by certified or bank cashier's check payable to the order of the Corporation.

     This warrant is issued under and in accordance with the Warrant Agreement dated as of _________________ (the "Warrant Agreement"), between the Corporation and the Warrant Agent and is subject to the terms of the Warrant Agreement, to all of which terms every holder of this Warrant consents by acceptance hereof. The Warrant Agreement is incorporated herein by reference and made a part hereof and reference is made to the Warrant Agreement for a full description of the rights, obligations, duties and immunities of the Warrant Agent, the Corporation and the holders of the Warrant Certificates. Copies of the Warrant Agreement are available for inspection at the office of the Warrant Agent, 450 West 33rd Street, New York, New York 10001 or may be obtained upon written request addressed to the Corporation at 1177 Avenue of the Americas, New York, New York 10036.

     In certain events specified in the Warrant Agreement, the number of shares which may be purchased upon the exercise of this Warrant shall be subject to adjustment as therein provided. In certain circumstances specified in the Warrant Agreement, the holders of Warrants may be entitled to receive rights, options or warrants to purchase shares of Class A Stock as therein provided. This Warrant may also be redeemed by the Corporation without payment to the holder at certain times and under certain conditions set forth in the Warrant Agreement.

     The Corporation covenants and agrees that all shares of Class A Stock which may be delivered upon the exercise of this Warrant will, upon delivery, be free from all taxes, liens, and charges with respect to the purchase thereof hereunder, and without limiting the generality of the foregoing, the Corporation covenants and agrees that it will from time to time take all such action as may be required to assure that the par value per share of the Class A Stock is at all times equal to or less than the then current Exercise Price per share of the Class A Stock issuable pursuant to this Warrant.

     The purchase rights represented by this Warrant Certificate are exercisable at the option of the registered owner hereof in whole at any time, or in part from time to time, within the period above specified, provided, however, that such purchase rights shall not be exercisable with
respect  to a  fraction of  a  share of  Class A  Stock.   As to  any
fractions of a share which would otherwise be purchasable on the exercise of a Warrant, the Corporation shall pay the cash value thereof determined
as  provided in the  Warrant Agreement.   In case of the  purchase of less
than all the shares purchasable under this Warrant Certificate, the Corporation shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the shares purchasable hereunder.

     The Corporation agrees at all times to reserve or hold available a sufficient number of shares of Class A Stock to cover the number of shares issuable upon the exercise of this and all other Warrant Certificates of like tenor then outstanding.

     This Warrant Certificate shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Corporation, or to any other rights whatsoever except the rights herein expressed and such as are set forth in the Warrant Agreement, and no dividends shall be payable or accrue in respect of this Warrant or the interest, represented hereby or the shares purchasable hereunder until or unless, and except to the extent that, this Warrant shall be exercised.

     This Warrant  Certificate is  part of a  duly authorized  issue of  Units,
each  Unit consisting of one share of  Class A Stock and one Warrant.   Until
          1994, or such earlier date as designated by the Representatives and International Managers as defined in the Warrant Agreement (the "Separation Date"), this certificate evidences Units, each consisting of one share of Class A Stock and one Warrant to purchase one share of Class A Stock, which may be combined, exchanged or transferred only as Units, and the shares of Class A Stock and Warrants comprising such Units may not be split up, combined, exchanged or transferred separately. Warrants may not be exercised until after the Separation Date. The holder of record of this certificate at the close of business on the Separation Date will be mailed a certificate evidencing such holder's ownership of shares of Class A Stock, and this certificate shall no longer represent Units but shall represent solely the number of Warrants set forth herein.

     This Warrant Certificate is exchangeable upon the surrender hereof by the registered owner to the Warrant Agent for new Warrant Certificates of like tenor representing in the aggregate the right to purchase the number of shares purchasable hereunder, each of such new Warrant Certificates to represent the right to purchase such number of shares as shall be designated by the registered owner at the time of such surrender.

     Except as otherwise above provided, this Warrant Certificate and all rights hereunder are transferable by the registered owner hereof in person or by duly authorized attorney on the books of the Warrant Agent upon surrender of this Warrant Certificate, properly endorsed, to the Warrant Agent.

     The Corporation may deem and treat the registered owner of this Warrant Certificate at any time as the absolute owner hereof for all purposes and shall not be affected by any notice to the contrary.

     This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent. This Warrant Certificate shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the law of such state.

     In witness whereof the Corporation has caused this Warrant Certificate to be executed by its duly authorized officers and the corporate seal hereunder affixed.



Dated:                                        AMPAL-AMERICAN ISRAEL CORPORATION


Countersigned:                         ATTEST:                  By
        CHEMICAL BANK
                             as Warrant Agent



                              Authorized Officer        Secretary     President

                AMPAL-AMERICAN ISRAEL CORPORATION

     The Corporation will furnish to any shareholder upon request and without charge, a full statement of the designations, relative rights, preferences and limitations of the shares of each class of capital stock authorized to be issued by the Corporation, of the designation, relative rights, preferences and limitation of each series of Preferred Shares so far as they have been fixed by the Board of Directors puruant to authority heretofore granted to it and of the authority of the Board of Directors to designate and fix the relative rights, preferences and limitations of other series.

                       ELECTION TO PURCHASE
            (To be executed upon exercise of Warrant)

     The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase
      shares of Class A Stock and herewith tenders $        in
payment for such shares and any applicable taxes payable by the undersigned in cash or a certified or official bank check payable to the order of Ampal-American Israel Corporation, in accordance with the terms hereof. The undersigned requests that a certificate for such shares be registered in the name of

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF PERSON IN WHOSE
NAME SHARES ARE TO BE REGISTERED.
- ----------------------
|                     |
- ----------------------


- -----------------------------------------------------------------

- -----------------------------------------------------------------

whose address is
                -------------------------------------------------
and that such certificate shall be delivered to
                                               ------------------
whose address is
                -------------------------------------------------

- -----------------------------------------------------------------


If the specified number of shares is less than all of the shares represented by this Warrant Certificate, the undersigned requests that a new Warrant Certificate representing the right to purchase the remaining balance of the shares be registered in the name of

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF PERSON IN WHOSE
NAME WARRANT CERTIFICATE IS TO BE REGISTERED.
- ----------------------
|                     |
- ----------------------



- -----------------------------------------------------------------

whose address is
                -------------------------------------------------
and that such Warrant Certificate shall be delivered to
                                                       ----------
whose address is
                -------------------------------------------------

- -----------------------------------------------------------------

DATED:                        , 19
      ------------------------    ------



 Signature Guaranteed:              Signature:

 ------------------------------     ------------------------------

 (Required if an assignment of (Signature must correspond shares acquired on exercise or with the name as written upon an assignment of Warrants the face of this Warrant
 remaining  after  exercise   is    Certificate      in       every
 made upon exercise. The particular, without alteration signature must be guaranteed or enlargement or any change
 by  a  duly authorized  officer    whatever.)
 of a  commercial bank or  trust
 company  in  the United  States
 or   member  of   a  registered
 national securities exchange.)

                            ASSIGNMENT
 (To be executed by the registered holder if such holder desires to transfer this Warrant Certificate)

     FOR VALUE RECEIVED,                      hereby       sells,
                         --------------------
assigns and transfer           Warrants
                     ---------
unto
    -------------------------------------------------------------
           (PLEASE PRINT NAME AND ADDRESS OF ASSIGNEE)

together with all right, title and interest therein, and does hereby irrevocably constitute and appoint

- ------------------------------------------------------------ Attorney,
to  transfer  said  Warrants  on the  books  of  the within-named
Company, with full power of substitution.

     If said number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, a new Warrant Certificate shall be issued in the name of and delivered to the undersigned for such portion of the warrants not so sold, assigned or transferred.

DATED:
      ------------------------


PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF PERSON IN WHOSE
NAME WARRANT CERTIFICATE IS TO BE REGISTERED.
- ----------------------
|                     |
- ----------------------

 Signature Guaranteed:           Signature:

 ------------------------------- -------------------------------

 (The signature must be          (Signature must correspond
 guaranteed by a duly            with the name as written upon
 authorized officer of a         the face of this Warrant
 commercial bank or trust        Certificate in every
 company in the United States    particular, without alteration
 or member of a registered       or enlargement or any change
 national securities exchange.)  whatever.)